Exhibit 10.1.4
THIRD AMENDING AGREEMENT
TO THE CERAMIC PROTECTION CORPORATION
CREDIT AGREEMENT
DATED SEPTEMBER 21, 2004
     THIS THIRD AMENDING AGREEMENT is made effective as of September 12, 2007,
BETWEEN:
CERAMIC PROTECTION CORPORATION
(the “Borrower”)
- and -
CANADIAN IMPERIAL BANK OF COMMERCE
(“CIBC”)
PREAMBLE:
A.	Pursuant to the Credit Agreement dated September 21, 2004, as amended by the First Amending Agreement dated May 25, 2006 and the Second Amending Agreement dated March 8, 2007, between the Borrower and CIBC (collectively, the “Credit Agreement”), CIBC agreed to provide to the Borrower, inter alia, the Credit Facilities.

B.	The parties hereto wish to amend the Credit Agreement on the terms and conditions herein provided.
AGREEMENT:
     In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used in this Third Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendment Date. The amendments contained herein shall be effective as of the date of this Third Amending Agreement (the “Amendment Date”).

3.	Amendments. Effective as of the Amendment Date, the Credit Agreement is amended as follows:
(a)	Section 3.3(b) of the Credit Agreement is hereby deleted in its entirety.

(b)	Section 3.6(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Payment on Revolving Loan Termination Date. The Aggregate Principal Amount of the Extendible Revolving Loan remaining on the Revolving Loan Termination Date, if any, will be unconditionally and irrevocably paid by the Borrower in full, together with all accrued but unpaid interest thereon and all other Indebtedness owing to the Agent or any Revolving Lender under the Documents, if any, on such date.”
(c)	A new Section 3.8(d) is hereby added to the Credit Agreement as follows:
“(d)	As a further mandatory prepayment of the Aggregate Principal Amount under the Term Loan and/or the U.S. Term Loan (in inverse order of maturity), the Borrower shall pay to the Agent on behalf of the Lenders, promptly upon receipt thereof, the net proceeds of the Calgary Plant Sale.”
(d)	The table immediately following Section 3.11(a)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

		Prime/US	BA Stamping Fees	Commercial
	Debt to	Base Rate	and LIBOR	Letters of
Tier	EBITDA	Margin	Margin	Credit	Standby Fee
IV	≥2.00:1	150 bps	300 bps	300 bps	50 bps
III	≥1.50:1 <2.00:1	50 bps	200 bps	200 bps	40 bps
II	≥1.00:1 <1.50:1	0 bps	150 bps	150 bps	30 bps
I	< 1.00:1	0 bps	100 bps	100 bps	25 bps
(e)	The table immediately following Section 3.11(b)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

		Prime/US Base Rate	BA Stamping Fees
Tier	Debt to EBITDA	Margin	and LIBOR Margin
IV	≥ 2.00: 1	200 bps	350 bps
III	≥ 1.50:1 < 2.00:1	100 bps	250 bps
II	≥ 1.00:1 < 1.50:1	50 bps	200 bps
I	< 1.00:1	0 bps	150 bps

(f)	Section 14.1(l) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(l) Borrowing Base Certificate. Every Wednesday prior to 4:00 MST, the Borrower will furnish to the Lender a Borrowing Base Certificate.

(g)	A new section 14.1(x) is hereby added to the Credit Agreement as follows:

“(x) ArmorWorks Settlement. The Borrower will obtain new funds by way of equity or Subordinated Debt issue, leaving net proceeds equal to or greater than the AmorWorks Settlement Amount, on or before August 31, 2007.”

(h)	Section 14.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a)	Debt to EBITDA Ratio. As of September 30, 2007, and on the last day of each fiscal quarter thereafter, it will not permit the Debt to EBITDA Ratio to exceed 4.50:1, reducing to 3.75:1 in the event that on or before September 30, 2007, pursuant to section 3.2(d) of this Agreement, the net proceeds from the Calgary Plant Sale are applied as repayments against the Aggregate Principal Amount under the Term Loan and/or the U.S. Term Loan.”
(i)	Section 14.2(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(d)	Minimum Current Ratio. As of September 30, 2007, and on the last day of each fiscal quarter thereafter, it will not permit the Current Ratio to be less than 1.0:1.”
(j)	A new Section 14.3(o) is hereby added to the Credit Agreement as follows:
“(o)	Acquisitions. The Borrower will not, and will not permit any Material Subsidiary to, enter into any transaction involving the acquisition of any property, other than inventory in the ordinary course of the business of the Borrower or the Material Subsidiary, except with the prior written consent of the Lenders in their sole and unfettered discretion .”
(k)	The following definition of “ArmorWorks” is hereby added to Schedule A of the Credit Agreement:

““ArmorWorks” means ArmorWorks Enterprises, LLC.”

(l)	The following definition of “ArmorWorks Inventory” is hereby added to Schedule A of the Credit Agreement:

““ArmorWorks Inventory” means the approximately 19,000 tiles returned by ArmorWorks to the Borrower, as agreed to by the Borrower and Armorworks on or about August 2, 2007.”
(m)	The following definition of “ArmorWorks Settlement Amount” is hereby added to Schedule A of the Credit Agreement:

““ArmorWorks Settlement Amount” means $3,423,283.00 payable by the Borrower to ArmorWorks, as agreed to by the Borrower and ArmorWorks on or about August 2, 2007.”

(n)	The definition of “Borrowing Base” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Borrowing Base” means the amount determined or redetermined by the Lenders in their sole and unfettered discretion from time to time, provided that (a) unless the Agent provides notice to the Borrower to the contrary (which notice will indicate the other Borrowing Base), the Borrowing Base will be the amount calculated on the then current Borrowing Base Certificate, and (b) the amount determined or redetermined will exclude the value of the ArmorWorks Inventory, unless and until the Borrower provides a written report to the Agent that satisfies the Agent, in its sole and unfettered discretion, as to the saleability of the ArmorWorks Inventory.”

(o)	The following definition of “Calgary Plant Sale” is hereby added to Schedule A of the Credit Agreement:

““Calgary Plant Sale” means the sale of all or substantially all of the Borrower’s real and personal property situated in Calgary, Alberta, Canada.”

(p)	The definition of “Permitted Indebtedness” in Schedule A to the Credit Agreement is hereby amended by adding the following after paragraph (e) thereof:

“(f) Subordinated Debt.”

(q)	The definition of “Revolving Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Revolving Loan Termination Date” means December 31, 2007.”

(r)	The following definition of “Subordinated Debt” is hereby added to Schedule A of the Credit Agreement:

““Subordinated Debt” means any Indebtedness subordinated to the Extendible Revolving Loan, the Term Loan and any other obligations owing from time to time under the Documents, on terms acceptable to the Lenders in their sole discretion.”

(s)	The definition of “Term Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Term Loan Termination Date” means December 31, 2007.”

(t)	The definition of “U.S. Term Loan Termination Date” in Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““U.S. Term Loan Termination Date” means the company will use best efforts to refinance by December 31, 2007.”

(u)	Any formatting, cross-referencing or other changes that are required to be made in the Credit Agreement as a result of the amendments in this Third Amending Agreement are hereby agreed to be made and the Credit Agreement, as amended by this Third Amending Agreement, shall be read as if such changes have been made.
4.	Borrower’s Acknowledgement. The Borrower acknowledges that the Security previously granted to CIBC by it under or in connection with the Credit Facilities, the Credit Agreement, or otherwise, continues in full force and effect, without in any way impairing or derogating from any of the mortgages, pledges, charges, assignments, security interests and covenants therein contained or thereby constituted, as continuing security for the Indebtedness under the Credit Agreement and any other indebtedness from time to time owed by the Borrower to CIBC.

5.	Deliveries by the Borrower. The Borrower shall deliver or cause to be delivered to CIBC the following items, and this Third Amending Agreement is only effective upon the receipt thereof by CIBC:
(a)	a fully executed copy of this Third Amending Agreement;

(b)	a certificate of status in respect of the Borrower and each Material Subsidiary dated as of the Amendment Date;

(c)	payment of a credit renewal and covenant amendment fee of $50,000, and all other fees and expenses payable to CIBC and the Lenders under the Credit Agreement; and

(d)	such other documents as the Agent may reasonably request on behalf of the Lenders.
6.	Representations and Warranties. The Borrower agrees with and confirms to CIBC that as of the Amendment Date each of the representations and warranties listed in Section 13.1 of the Credit Agreement is true and accurate in all material respects.

7.	Continuing Effect. Each of the parties hereto acknowledges and agrees that the Credit Agreement, as amended by this Third Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.
8.	Further Assurance. The Borrower will from time to time forthwith at CIBC’s request and at the Borrower’s own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this Third Amending Agreement.

9.	Expenses. The Borrower will be liable for all expenses of CIBC including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Facilities and of this Third Amending Agreement (whether or not consummated) by CIBC.

10.	Counterparts. This Third Amending Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument. Any party hereto may execute this Third Amending Agreement by signing any counterpart.
          IN WITNESS WHEREOF, the parties hereto have caused this Third Amending Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

CERAMIC PROTECTION CORPORATION		CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Stephen Giordanella	Per:	/s/ Ian MacInnis
Name:	Stephen Giordanella	Name:	Ian MacInnis
Title:	Chief Executive Officer	Title:	Senior Director and Team Leader Authorized Signatory

Per:	/s/ Randall N. Paulfus	Per:	/s/ Gianfelice Calabrese
Name:	Randall N. Paulfus	Name:	Gianfelice Calabrese
Title:	Chief Financial Officer	Title:	Associate

     THIS THIRD AMENDING AGREEMENT is consented to by each of the Material Subsidiaries of the Borrower, as guarantors, who confirm that each of their respective guarantees continue to support the obligations of the Borrower under the Credit Agreement, as amended by this Third Amending Agreement, as duly indicated below.
     EFFECTIVE as of the date and year first noted above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By:	/s/ Stephen Giordanella	By:	/s/ Stephen Giordanella
Name:	Stephen Giordanella	Name:	Stephen Giordanella
Title:	President	Title:	President

By:	/s/ Larry Moeller	By:	/s/ Larry Moeller
Name:	Larry Moeller	Name:	Larry Moeller
Title:	Vice President Finance	Title:	Vice President, Finance

PROTECTIVE PRODUCTS INTERNATIONAL CORP.

By:	/s/ Stephen Giordanella
Name:	Stephen Giordanella
Title:	President

By:	/s/ Delia Amador
Name:	Delia Amador
Title:	Vice President Finance